Exhibit 99.2

Information Regarding Joint Filers

The Designated Filer of Form 3 is Oxford Bioscience Partners IV L.P. The other joint filers of this Form 3 are: mRNA Fund II L.P.; OBP Management IV L.P.; Mark
P. Carthy; Jonathan J. Fleming; Alan G. Walton; Jeffrey T. Barnes and Michael E. Lytton. There are 8 reporting persons. The principal business address of each of the reporting persons is 222 Berkeley St., Boston, Massachusetts 02116. The reporting persons disclaim beneficial ownership of the securities listed herein except to the extent of their pecuniary interest therein.

Designated Filer: Oxford Bioscience Partners IV L.P.

Issuer and Ticker Symbol: Cyberkinetics Neurotechnology Sytems, Inc. ("CYKN")

Date of Event Requiring Statement:  October 7, 2004


Signatures

Oxford Bioscience Partners IV L.P.
By: OBP Management IV L.P.

By: /s/ Jonathan J. Fleming
Jonathan J. Fleming

mRNA Fund II L.P.
By: OBP Management IV L.P.

By: /s/ Jonathan J. Fleming
Jonathan J. Fleming

OBP Management IV L.P.

By: /s/ Jonathan J. Fleming
Jonathan J. Fleming

/s/ Mark P. Carthy
Mark P. Carthy

/s/ Jonathan J. Fleming
Jonathan J. Fleming

/s/ Alan G. Walton
Alan G. Walton

/s/ Jeffrey T. Barnes
Jeffrey T. Barnes

/s/ Michael E. Lytton
Michael E. Lytton